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                                                                    EXHIBIT 10.1


                            AGREEMENT OF ACQUISITION



                                    Between



                      LONE STAR INTERNATIONAL ENERGY, INC.



                                      And



                      ENERGY RECLAIM REFRIGERATION, INC.,


                                      and


                                CALVIN D. CLINE
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                            AGREEMENT OF ACQUISITION



       THIS AGREEMENT OF ACQUISITION (the "Agreement") is entered effective as of the 2nd day of April, 1997, by and among Lone Star International Energy, INC., a Nevada corporation ("LSI"), Energy Reclaim Refrigeration, Inc., a Texas corporation ("ERR"), and Calvin D. Cline ("Shareholder").


                             W I T N E S S E T H :

       WHEREAS, LSI, ERR, and the Shareholder desire to adopt a plan of reorganization as provided herein providing, among other things, for the exchange by LSI of certain of its shares of Common Stock, $.001 par value (the "LSI Stock"), for all of the issued and outstanding shares of Common Stock of ERR, no par value (the "ERR Stock"), owned by the Shareholder at the Closing (hereinbelow defined); and

       WHEREAS, the reorganization is intended to constitute and shall be construed as a nontaxable reorganization under Section 368(a)(l)(B) of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, the Shareholder owns and expects at the Closing to own beneficially and/or of record 50,000,000 (Fifty Million) shares of the ERR Stock, which constitutes 100% of all of the issued and outstanding capital stock of ERR expected to exist at the Closing;

       NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


                                   ARTICLE 1
                           REORGANIZATION TRANSACTION

       1.1 TRANSFER OF ERR COMMON STOCK. Subject to the terms and conditions of this Agreement, the Shareholder hereby assigns, transfers, and delivers to LSI, certificate(s) representing 50,000,000 (Fifty Million) shares of ERR Stock duly endorsed in blank.

       1.2    CONSIDERATION FOR TRANSFER TO LSI.

       In exchange for the Shareholder's shares of ERR Stock, LSI shall cause to be issued to the Shareholder, Three million Three Hundred Thirty-three Thousand Three Hundred Thirty-three (3,333,333) unregistered Rule 144 restricted shares of LSI Stock.

       1.3 CLOSING. The consummation of the reorganization (the "Closing") shall be at 10:00 a.m., Weatherford, Texas time on April 7, 1997 (the "Closing Date") or such other time as the parties may agree. The Closing shall take place at the offices of LSI or such other place as the parties may agree.

       1.4    DELIVERIES AT CLOSING.

              (a) At the Closing, ERR and Shareholder shall deliver to LSI the following:

                     1. A certificate of the President of ERR, and each Shareholder dated the Closing Date, certifying as to the fulfillment of the conditions contained herein and the representations and warranties made herein are true and correct as if on and made the date of Closing;
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                     2.     Stock certificates and stock powers evidencing the
                            transfer of the shares of ERR required herein; and

                     3. An opinion of counsel, acceptable to LSI, as to the validity and chain of title of the patents that are described on SCHEDULE 2,16;

                     4. Such other documents and certificates as LSI may reasonably request.

              (b) At the Closing, LSI shall deliver to the Shareholder the following:

                     1. A certificate of the President of LSI certifying as to the fulfillment of the conditions contained herein and the representations and warranties made herein are true and correct as if on and made the date of Closing;

                     2. Stock certificate(s) evidencing the transfer of the shares of LSI required herein;

                     3. An employment agreement between LSI and Stockholder upon mutually acceptable terms, and specifically providing that Stockholder shall serve as an officer and director of ERR; and

                     4. Such other documents and certificates as ERR and Shareholder may request.



                                   ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES OF
                          ERR AND CERTAIN SHAREHOLDER

       ERR, AND CALVIN D CLINE (ALL SUCH PARTIES COLLECTIVELY REFERRED TO AS THE "REPRESENTING SHAREHOLDER") JOINTLY AND SEVERALLY REPRESENT AND WARRANT TO LSI AS OF THE DATE HEREOF THE FOLLOWING:

       2.1 ORGANIZATION, QUALIFICATION AND GOOD STANDING. ERR is a duly organized and validly existing corporation in good standing under the laws of the State of Texas and is duly qualified or registered to transact business as a foreign corporation, and is in good standing, in each jurisdiction that requires such qualification or registration wherein it owns or leases any properties or conducts any business and in which the failure to so qualify or register could have a material adverse effect on the business, financial condition, or properties of ERR; ERR has the corporate power and authority to own its properties and conduct its business as presently conducted. Copies of the Articles of Incorporation and Bylaws of ERR, including any amendments thereto are attached hereto as SCHEDULE 2.1. All corporate minute books and stock transfer records of ERR previously delivered to LSI are complete and correct as of the date hereof.

       2.2 SUBSIDIARIES. ERR does not, directly or indirectly, own or control any capital stock or other securities of, or have any proprietary interest in, any corporation, association, partnership or business organization or enterprise.

       2.3 CAPITALIZATION. The authorized capital stock of ERR at the Closing will consist of 50,000,000 (Fifty Million) shares of common stock, no par value per share, of which 50,000,000 (Fifty Million) shares will be issued and





AGREEMENT OF ACQUISITION
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outstanding.  All shares of capital stock that are outstanding as of the
Closing will have been duly authorized and validly issued and fully paid and nonassessable, and will not be subject to, nor issued in violation of, any preemptive rights. Except as set forth above or as described on SCHEDULE 2.3 hereto, there are no shares of capital stock of ERR authorized or outstanding, and there are no subscriptions, options to purchase shares of ERR, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating ERR to issue, transfer, deliver or send, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock of ERR or obligating ERR to grant, extend or enter into any such agreement or commitment. Except as described on SCHEDULE 2.3 hereto, there are no voting agreements, buy-sell agreements, or other agreements relating to any ERR Stock. Except as disclosed on SCHEDULE 2.3 as of the Closing Date the Shareholder shall be the holder of record of 100% of the issued and outstanding shares of ERR Stock and no other shares of ERR Stock shall be issued and outstanding and held by any other person.

       2.4 AUTHORIZATION. ERR has the corporate power and authority to enter into and be bound by the terms and conditions of this Agreement, and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The Board of Directors of ERR has duly approved and authorized the execution, delivery and performance of this Agreement, and the other agreements contemplated hereby, and no other corporate proceedings on the part of ERR, are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other agreements contemplated hereby. This Agreement has been duly executed and delivered by ERR and the Shareholder, all of whom are, and at Closing will be, duly authorized and qualified to execute this Agreement and this Agreement constitutes, a valid and legally binding obligation of each of ERR and the Shareholder, as the case may be, enforceable against each in accordance with its terms. Each other agreement or document executed or to be executed by ERR and the Shareholder in connection with the transactions contemplated hereby has been, or when executed and delivered will be, duly executed and delivered, and will constitute, a valid and legally binding obligation of each of ERR and the Shareholder, as the case may be, enforceable against each in accordance with its terms.

       2.5 NON-CONTRAVENTION. The execution, delivery and performance by ERR and Shareholder of this Agreement, and the other agreements contemplated hereby and thereby, will not (a) conflict with or result in a violation of any provision of the charter or bylaws of ERR, (b) except as set forth on SCHEDULE
2.5 attached hereto, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which ERR or Shareholder is a party or by which its properties or assets may be bound, which default would have a material adverse effect on the business, properties or financial condition of ERR, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance of any kind upon the properties or assets of ERR, or (d) result in a violation of ERR or Shareholder of any statute or law or any judgment, order, decree, rule or regulation of any governmental body to which ERR or Shareholder is subject, which violation would have a material adverse effect on the ownership of the business, properties or financial condition of ERR or the shares of ERR owned by Shareholder.

       2.6 CONSENTS. No authorization, consent or approval of, or filing with, any public body or authority is necessary for the execution, delivery or performance by ERR of this Agreement, or any of the other agreements contemplated hereby.





AGREEMENT OF ACQUISITION
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       2.7    FINANCIAL STATEMENTS.  ERR, having been recently incorporated has not prepared financial statements. ERR has not incurred any liabilities which in the aggregate on the date hereof exceeds $1,000.

       2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected on SCHEDULE 2.8, ERR does not have, as of the date hereof any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for liabilities of ERR arising from bona fide transactions in the ordinary course of its business that would exceed in the aggregate $1,000 or not have a material adverse effect on the business of ERR. The Representing Shareholder and ERR do not know or have reasonable grounds to know of any basis for assertion against ERR of any material claim or liability of any nature.

       2.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since January 30, 1997, 1997, there has not been:

              (a) Any change in or event or condition known to ERR or the Representing Shareholder affecting ERR's financial condition, assets, liabilities, labor relations, or business (i) of a material and adverse nature, or (ii) arising outside the ordinary course of business;

              (b) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting ERR's or ERR's property or business; or

              (c) Any mortgage, pledge, or encumbrance of any of the tangible, intangible, or mixed assets of ERR;

       2.10   EXTRAORDINARY DISTRIBUTIONS.  Except as set forth on SCHEDULE
2.10 hereto, since January 30, 1997, ERR has not declared, made, or paid any dividends or distributions of any character of property to its stockholders, redeemed or acquired any of its stock, made payments of principal or interest on its indebtedness to Shareholder, or, other than compensation in the ordinary course of business, paid any bonuses or made other payments to ERR's Shareholder, directors, officers, employees or independent contractors.

       2.11 TITLE TO AND CONDITION AND LOCATION OF ASSETS. ERR owns or leases all of the assets reflected on SCHEDULE 2.11 (the "Assets"). Except as set forth on SCHEDULE 2.11, statutory liens and liens for taxes not yet due, the Assets are free and clear of any lien, mortgage, security interest, charge or encumbrance of any kind. The Assets owned or leased by ERR constitute all of the assets now used or now reasonably required by ERR in its business. All machinery and equipment and the leasehold premises of ERR are in good working condition and repair, ordinary wear and tear excepted. All of the tangible Assets are located at the location set forth on SCHEDULE 2.11.

       2.12 LITIGATION. Except as set forth on SCHEDULE 2.12 hereto, ERR is not a party to, or, to the best of ERR's and the Representing Shareholder' knowledge, threatened with, any litigation, suit, action, investigation, or grievance before any court, administrative agency, or other governmental authority or any claim (collectively, "Litigation") relating to or affecting ERR's business, the Assets, or its financial condition or prospects nor do ERR or the Representing Shareholder know or have reasonable cause to know of any basis for any such Litigation. Except as set forth in Schedule 2.12, ERR is not in default or in violation of any order or judgment of any governmental or quasi-governmental agency or bureau. The matters set forth on SCHEDULE 2.12 severally or in the aggregate could materially adversely affect ERR's business, financial condition or prospects or the Assets.





AGREEMENT OF ACQUISITION
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       2.13   INSURANCE.  Attached as SCHEDULE 2.13 is a correct and complete list of fire, theft, casualty, general liability, worker's compensation, business interruption, product liability, automobile and other insurance policies currently insuring the Assets or business of ERR and all life insurance policies and applications and binders for policies of which ERR is (or to be on issuance of any applied for policy) the beneficiary, specifying the type of coverage, the annual premium, any deductible or co-insurance amount, the insurer and the expiration date of each such policy existing, applied for or bound (collectively, the "Insurance Policies"). A correct and complete list of all claims made under the Insurance Policies since January 30, 1997, has been furnished to LSI. Correct and complete copies of the Insurance Policies have been furnished to LSI. Except as noted on SCHEDULE 2.13, the Insurance Policies are in full force and effect, all premiums due on the Insurance Policies or renewals thereof have been paid, and ERR is not in default under any of the Insurance Policies. None of the Representing Shareholder or ERR has received any notice or other communication from the issuer of any of the Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing the deductibles thereunder, or materially increasing the premiums payable therefor, and, to the best of the Representing Shareholder' and ERR's knowledge, no such cancellation, amendment or increase in deductibles or premiums is threatened.

       2.14 INVENTORY. ERR's inventory is saleable in the ordinary course of ERR's business.

       2.15 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 2.15 all accounts receivable due ERR represent amounts validly due for goods or services sold or rendered in bona fide transactions in the ordinary course of ERR's business, and none of such accounts receivable is subject to counterclaims or set-offs, or is in dispute, and all of such receivables are good and are collectible at the aggregate recorded amounts thereof in the ordinary course of business. Except as set forth in SCHEDULE 2.15, none of the accounts payable of ERR is more than thirty (30) days past due.

       2.16 PATENTS. SCHEDULE 2.16 hereto sets forth a correct and complete list as of the date hereof of (i) each patent, copyright, trademark, logos, commercial symbols, service marks and tradename and applications for any of the foregoing (individually and collectively the "Intellectual Property") which are owned or used by ERR in its business and to which ERR is a party or to which it asserts ownership, a claim, right or interest, (ii) each lease of real estate to which ERR is a party, (iii) each lease of tangible personal property in which ERR is the lessor, and (iv) each lease of tangible personal property under which ERR is obligated to make payments after the date hereof that in the aggregate exceed $1,000 (other than leases that ERR can terminate without the payment of more than $200) (collectively, the "Leases"). Correct and complete copies of all Intellectual Property and Leases and all amendments thereto have been furnished to LSI. The agreements, assignments, application, filings, notices giving rise to or evidencing the Intellectual Property and the Leases are valid, in full force and effect and, to the best knowledge of the Representing Shareholder and ERR, are enforceable in accordance with their terms against any adverse party. There has not occurred any event that would constitute a breach or default by ERR of any material covenant or condition of giving rise to any of the Intellectual Property or Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default. None of the Intellectual Property or Leases imposes any restrictions that would materially interfere with the continued operation of the business of ERR as currently and proposed to be conducted. There is no pending, or, to the best knowledge of the Representing Shareholder or ERR, threatened eminent challenge to any aspect of the Intellectual Property.

       2.17 CONTRACTS AND COMMITMENTS. (a) Except as set forth on SCHEDULE 2.17, ERR is not a party (through oral or written agreement) to, or subject to:





AGREEMENT OF ACQUISITION
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              (1)    Any sales representative, employment or consulting
       contract or arrangement that is not by its terms terminable at will without penalty or any continuing liability or obligation to ERR;

              (2) Any plan, contract, or arrangement for bonuses or incentive compensation, pensions, deferred compensation, retirement payments, profit sharing, fringe benefits, perquisites, severance pay, or the like;

              (3) Any plan, contract or arrangement providing for insurance for any officer or employee of ERR or members of their families;

              (4)    Any contract or arrangement with any labor union;

              (5) Any contract or arrangement involving an aggregate expenditure by ERR after the date hereof of more than $1000.00;

              (6) Any contract or arrangement not made in the ordinary course of business for the sale or use of ERR's products or services;

              (7) Any contract or arrangement granting to any person the right to use any property or property right of ERR that is not, by its terms, terminable at will without penalty by ERR; or

              (8) Any contract in which any officer, director or stockholder of ERR or any member of their families has any interest direct or indirect, or any commitment or liability of ERR to pay any remuneration to any such officer, director or stockholder such as fees, rentals, loans, director fees, dividends, or fixed or contingent deferred or current compensation (and each of the Representing Shareholder expressly acknowledges that no such liabilities are owed to them, except as reflected on SCHEDULE 2.17 hereto);

              (9) Any contract, note or commitment of ERR evidencing or relating to indebtedness for borrowed money, or any guarantee thereof;

              (10) Any distribution agreement, customer discount or pricing agreement, customer rebate or allowance agreement, private label ("OEM") agreement, group buying agreement or manufacturing agreement;

              (11) Any other contract, offer or commitment that is material to the business, operations, or financial condition of ERR.

       (b) As to the contracts listed on SCHEDULE 2.17 and the Intellectual Property and Leases listed on SCHEDULE 2.16 (collectively, the "Contracts"):

              (1) each Contract is a valid and binding agreement of ERR, and none of the Representing Shareholder or ERR has any reason to believe that any Contract is not a valid and binding agreement of the other parties thereto;

              (2) ERR has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof,

              (3) ERR is not in material breach of or in material default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default or result in a loss of material rights thereunder; and

              (4) to the best of the Representing Shareholder' and ERR's knowledge, there is no existing material breach or default by any party to any Contract, and no event has occurred which with the passage of time or





AGREEMENT OF ACQUISITION
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       giving of notice or both would constitute such a default by such other party or result in a loss of material rights thereunder or pursuant thereto.

       (c) The continuation, validity and effectiveness of each Contract will not be affected by the transactions contemplated in this Agreement.

       (d) Correct and complete copies of all of the Contracts have been delivered to LSI.

       (e) No commitment to purchase inventory, equipment, supplies or other materials by ERR is in excess of ERR's ordinary business requirements or is at a price in excess of market price.

       2.18   COMPLIANCE WITH LAWS; PERMITS.  Except as set forth on SCHEDULE
2.18 hereto, ERR is not in any violation of any federal, state, local or foreign law, regulation or ordinance (including but not limited to laws, regulations or ordinances relating to the manufacture, labeling and sale of medical devices, building, zoning, land use or similar matters, employment discrimination, occupational safety, conservation, or corrupt practices), the penalty, liability and other consequences of the prosecution of which violation would have a material adverse effect on the Assets, business, properties, condition (financial or otherwise) or prospects of ERR. Except as set forth on
SCHEDULE 2.18 hereto, ERR has not received any notice or communication from any federal, state, foreign, or local government or regulatory authority or otherwise of any such violation or noncompliance that has not been cured. Except as set forth on SCHEDULE 2.25, ERR is and has been in compliance with all Environmental Laws as defined in Section 2.25 hereof. ERR has all franchises, permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, authorities and agencies, including non-governmental self-regulatory agencies, required by ERR to carry on any material part of its business as presently conducted (the "Permits"). All the Permits are in full force and effect, and no suspension or cancellation of any of them is threatened except in any case where the failure to have or the suspension or cancellation of such Permits would not have a material effect on the business, financial condition or Assets of ERR.

       2.19   EMPLOYEE RELATIONS.

       (a) ERR is in compliance with all material federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrearages in the payment of wages or taxes or worker's compensation assessments or penalties.

       (b) None of ERR's employees is represented by any labor union or covered by a collective bargaining agreement; there is no unfair labor practice complaint against ERR pending before the National Labor Relations Board of any state, foreign or local agency; there is no pending labor strike or other material labor trouble or grievance affecting ERR (including but not limited to any organizational campaign); and except as set forth on SCHEDULE 2.12 hereto, there is no pending litigation or other proceeding or, to the best of the Representing Shareholder' or ERR's knowledge, any basis for any unasserted claim against ERR by any person or entity relating to employment, including but not limited to claims for contract, tort, discrimination, employee benefits, wrongful termination and any and all common law or statutory claims.

       2.20 TAX RETURNS AND PAYMENTS. ERR has duly and timely filed all federal, state, local and foreign income, excise, sales, franchise, property, use, withholding, unemployment and other tax returns and reports required to be





AGREEMENT OF ACQUISITION
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filed prior to the date hereof and has duly paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, franchises, licenses or sales. All such returns and reports are true, correct and complete in all material respects. There is no unpaid assessment or proposal by any taxing authority for additional taxes to be paid by ERR for which ERR does not have adequate reserves for any fiscal year. All monies required to be withheld by ERR from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose. ERR has furnished to LSI true and complete copies of income tax returns of ERR which have been filed.

       2.21 INTELLECTUAL PROPERTY. A brief description of Intellectual Property is set forth on SCHEDULE 2.21. Except as set forth on SCHEDULE 2.21 hereto, ERR owns the entire right, title and interest to all such Intellectual Property indicated as owned by it, and except as set forth on SCHEDULE 2.21 hereto, no rights or licenses have been granted to others with respect to any such Intellectual Property. Except as set forth in SCHEDULE 2.21 hereto, ERR owns or possesses the right to use all the Intellectual Property necessary for the conduct of its business as now, and in the future is proposed to be, conducted, without any known conflicts in any respect with the rights of ERR.
A copy of all trademark and service mark registrations, licenses, patents and other written documents or agreements relating to or granting ERR the right to use any of the Intellectual Property are also included in SCHEDULE 2.21. No proceedings are pending or have been threatened, which challenge ERR's ownership or use of any Intellectual Property. None of ERR or the Representing Shareholder knows of any infringement of any of such Intellectual Property, by any person or entity.

       2.22 PREPAYMENTS AND DEPOSITS. Except as set forth on SCHEDULE 2.22 hereto, ERR does not have any prepayments or deposits from customers for products to be shipped or services to be performed by ERR after the date hereof.

       2.23 CUSTOMERS AND SUPPLIERS. None of the Representing Shareholder or ERR has been advised or has reason to believe that any of the customers or suppliers currently doing business with ERR will cease to do business with ERR after the consummation of the transactions contemplated by this Agreement. Copies of the standard forms of purchase order for inventory and other supplies and sales contracts for finished goods have been furnished to LSI.

       2.24 EMPLOYEE BENEFIT PLANS. Any and all employee benefit Plans of ERR are in material compliance with their respective terms and applicable laws.

              (a) For purposes of this Section 2.24, the term "plan" shall mean any stock purchase, stock option, pension, profit-sharing, phantom stock, bonus, deferred compensation, incentive compensation, severance or termination pay, retirement, vacation, disability, death benefit, hospitalization or other medical or dental, fife or other insurance or supplemental unemployment benefits plan, agreement, policy or other arrangement or understanding providing employment-related benefits, including without limitation "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"). ERR heretofore provided or made available to LSI a full and complete description or a true and complete copy of each Plan established by or contributed to, or with respect to which costs or liabilities are accrued by, ERR (the "Company Plans").

              (b) Except as heretofore disclosed to LSI, (A) none of the Company Plans that is an "employee pension benefit plan," as such term is defined in Section 3(3) of ERISA (collectively, the "ERISA Pension Plans") is a "multi-employer pension plan," as that term is defined in
       Section 4063(b) of ERISA, (B) ERR, nor any of the ERISA Pension Plans nor any trust





AGREEMENT OF ACQUISITION
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       created thereunder, nor any trustee or administrator thereof, has knowingly engaged in a transaction in connection with which ERR is subject to the imposition of either a civil penalty assessed pursuant to
       Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");
       (C) no material liability under Title IV of ERISA has been incurred by ERR or any ERISA Pension Plan since the effective date of ERISA that has not been satisfied in full, other than liability for premiums that are not yet due and payable to the Pension Benefit Guaranty Corporation, and there exist no facts or circumstances which are expected to result in such liability; (D) in accordance with Financial Accounting Standards Board Statement No. 87, the aggregate assets of all ERISA Pension Plans that are subject to Title IV of ERISA exceed the present value of the aggregate accumulated benefit obligations (vested and non-vested) accrued under all such plans as of January 1, 1988; and (E) ERR has not announced any plan or legally binding commitment to create any additional Company Plans or to modify or change any of the Company Plans except as required by law. The Internal Revenue Service has issued a letter for each ERISA Pension Plan determining that each plan is exempt from United States federal income tax under Section 409(a) and 501(a) of the Internal Revenue Code and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification.

              (c) Each Company Plan that is an "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each an "Employee Benefit Plan") complies in all material respects with all applicable requirements of ERISA and of the Internal Revenue Code, and other applicable laws. Neither ERR, nor any of its directors, officers, employees or agents has, with respect to any Employee Benefit Plan, engaged in any "prohibited transaction" as such term is defined in
       Section 4975 of the Internal Revenue Code or Section 406 of ERISA, or any conduct that would result in any taxes or penalties on prohibited transactions under Section 4975 of the Internal Revenue Code or under
       Section 502(i) of ERISA or in breach of fiduciary duty liability under
       Section 409 of ERISA, which in the aggregate could be material to the business, financial condition or results of operations of ERR. No withdrawal liability has been incurred by or asserted against ERR with respect to any Employee Benefit Plan which is a "multi-employer plan" (as defined in Section 3(37) of ERISA).

              (d) Except as set forth in SCHEDULE 2.24, ERR is not a party to or obligated under any agreement, stock option, plan, contract or other arrangement pursuant to which compensation, property or benefits will become payable as a result of the consummation of the transactions contemplated.

       2.25   ENVIRONMENTAL COMPLIANCE.

              (a) ERR has obtained all permits, licenses, and other authorizations required under Environmental Laws (as defined below).
       SCHEDULE 2.25 hereto sets forth a correct and complete list of all such permits, licenses, and other authorizations obtained by ERR, copies of which have been delivered to LSI. ERR is in full compliance with all terms and conditions of such permits, licenses, and other authorizations.

              (b) Except as indicated on SCHEDULE 2.25, none of ERR or any of its employees, agents, contractors or subcontractors have used, generated, processed, stored, transported, recycled, Released or otherwise handled any Hazardous Materials (as defined below) except as permitted by law. Except as set forth on SCHEDULE 2.25 ERR is and has been in compliance with all Environmental Laws. ERR has not received any written notice from any governmental authority or any other person related to any actual,





AGREEMENT OF ACQUISITION
       threatened, or potential Release or presence of any Hazardous Materials or any noncompliance with any Environmental Laws.

              (c) As used herein "Hazardous Materials" include any (i) "Hazardous Waste" as defined by The Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder; and "Hazardous Substance" as defined by The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (ii) asbestos; (iii) polychlorinated biphenyls;
       (iv) any substance, the presence of which on the premises of ERR's business, is prohibited by applicable law; (v) off, petroleum or any petroleum products or by-products; (vi) any other substance which, according to applicable law, requires special handling or notification of any Federal, state or local governmental entity in its collection, processing, handling, storage, transport, treatment or disposal or exposure thereto; (vii) any substance, which if not properly disposed, may pollute, contaminate, harm or have any detrimental effect on the environment; (viii) underground storage tanks, whether empty, filled or partially filled with any substance; and (ix) any other pollutant, toxic substance, hazardous substance, hazardous waste, hazardous material or hazardous substance as regulated by or defined in or pursuant to any Environmental Law, whether existing as of the date hereof, previously enforced, or subsequently enacted.

              (d) As used herein, "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

              (e) As used herein, "Environmental Laws" shall mean any environmental or health and/or safety-related law, regulation, rule, ordinance, or order at the Federal, state, or local level whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to: (i) CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et &g.; (ii) Solid Waste Disposal Act, as amended by RCRA, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et &g.;
       (iii) Federal Water Pollution Control Act of 1972 as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 et &q.; (iv) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 et seq.; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et &g.; (vi) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USCA 7401 et seq.; (vii) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 et seq.;
       (viii) Rivers and Harbors act of 1970, as amended, 33 USCA 401 et seq.;
       (ix) Endangered Species Act of 1973, as amended, 16 USCA 1531, et seq.;
       (x) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 et seq.; (OSHA) Safe Drinking Water Act of 1974, as amended, 42 USCA 300
       (f) et &q., and any other federal, state, or local law, regulation, rule, ordinance or order, whether currently in existence or hereafter enacted which governs:

              (1) the existence, cleanup and/or remediation of toxic or hazardous materials;

              (2) the Release, emission, discharge or presence of Hazardous Materials into or in the environment;

              (3) the control of Hazardous Materials; or

              (4) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials.





AGREEMENT OF ACQUISITION

       2.26 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by ERR without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

       2.27 BOOKS AND RECORDS. The lists of customers, distributors, suppliers, the payment and credit histories of such customers and distributors, all product, business and marketing plans, all customer product complaints, all manufacturing cost sheets and all other files, business records and books and ledgers of ERR relating to its business are true and accurate in all material respects.

       2.28 CONFLICTING PURCHASE AGREEMENTS. None of the Shareholder or ERR has signed any letter of intent or other writing contemplating a commitment, or has any commitment or legal obligation to any other person or entity to merge or consolidate ERR, or sell, assign or transfer the Assets or any of the ERR Stock.

       2.29 DISCLOSURE. ERR and the Representing Shareholder have disclosed to LSI all facts material to the transaction described in this Agreement. No representation or warranty by ERR or the Representing Shareholder contained in this Agreement and no statement contained in any certificate, exhibit, schedule, list or other document furnished to LSI contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

       2.30   SECURITIES MATTERS.  As of the date hereof and the Closing Date:

              (a) SPECULATIVE INVESTMENT. Shareholder acknowledges that investing in LSI common stock is speculative and involves certain risks and represents that he is prepared to and can bear the economic risk of such an investment for an indefinite time.

              (b) RESTRICTED LSI STOCK. Shareholder acknowledges that the LSI common stock that Shareholder will receive in connection with the transaction described herein will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), any other federal securities laws, or any applicable state securities laws, that such securities will be characterized as "restricted securities" under the federal securities laws, and that under such laws and applicable regulations such securities cannot be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities law or an exemption therefrom or an opinion of counsel or other evidence reasonably satisfactory to counsel to LSI that such registration is not required. In this connection, Shareholder represents that Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              (c) FURTHER RESALE RESTRICTIONS. Shareholder understands and agrees that Shareholder may not transfer any of Shareholder's LSI common stock prior to the first anniversary of the consummation of the transaction described herein, except in connection with a merger in which LSI is not the surviving corporation.

              (d) INVESTMENT INTENT. Shareholder represents and warrants that Shareholder is acquiring the LSI common stock for Shareholder's own account, as a principal, for investment, and not with a view to, or for offer or sale for LSI or an affiliate of LSI in connection with, any distribution of all or part thereof, and Shareholder is not participating and does not have a participation in any such distribution or the underwriting of any such distribution, including, without limitation, such a participation with any other shareholder of ERR.





AGREEMENT OF ACQUISITION

              (e) FUTURE SEC REGISTRATION NOT ASSURED. Shareholder acknowledges that LSI is under no obligation to register the LSI common stock issued to Shareholder pursuant to the Securities Act or any state securities law.

              (f) LEGEND. Shareholder acknowledges that the certificates representing the LSI common stock to be delivered in connection with the transaction described herein will be stamped or otherwise imprinted with a legend in such form as LSI may require with respect to restrictions on sale or transfer imposed by applicable securities laws, including, without limitation, a legend in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED UNDER THAT SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Stop transfer instructions may be issued to the transfer agent for securities of LSI or a notation may be made in the appropriate records of LSI in connection with the LSI common stock issued in connection with this transaction.

              (g) INDEMNIFICATION. Shareholder agrees to indemnify and hold harmless LSI from and against all liabilities, costs, or expenses arising out of or in any way connected with any offer, sale, or other transfer or distribution by Shareholder in violation of the Securities Act or any applicable state securities law of any of the LSI common stock acquired by Shareholder resulting from Shareholder's failure to exercise all available rights and opportunity to conduct a significant due diligence investigation into LSI.

              (h) RECEIPT OF INFORMATION. Shareholder hereby represents and warrants that Shareholder has been furnished with a copy of and carefully read all information that Shareholder considers necessary or appropriate for deciding whether to enter into this transaction and accept the LSI common stock to be issued to Shareholder pursuant to this Agreement. Shareholder acknowledges that Shareholder has been furnished with LSI's Annual Report on Form 10-KSB for 1995, each of the Forms 10-QSB for 1996 and all Form 8-Ks filed with the Securities and Exchange Commission ("SEC')since December 31, 1996. Shareholder further represents and warrants that Shareholder understands that LSI has not had substantial operations in the past, that its common stock has historically been infrequently traded, has substantial blocks of stock held by a few individuals, the purchase thereof involves a substantial risk of loss, and that no representation or promises regarding the future value of the LSI stock he is to receive has been made. Shareholder further represents and warrants that Shareholder has had an opportunity to ask questions of and receive answers from the officers of LSI regarding its operations and plan of business and the terms and conditions of this reorganization under which LSI Securities are to be issued, and to obtain such additional information (to the extent LSI possesses the same or could acquire it without unreasonable effort or expense) as Shareholder deemed necessary to make an informed investment decision regarding acquisition of the LSI common stock.

              (i) SHAREHOLDER WHEREWITHAL AND INVESTMENT EXPERIENCE. Shareholder represents and warrants: (1) that Shareholder understands the term "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Regulation D"); and (2) either: (a) that Shareholder is an Accredited Investor, because Shareholder, alone or with Shareholder's spouse, has a net worth of over $1,000,000 or because Shareholder's income has been in excess of $200,000 (or $300,000, together with the Shareholder's spouse's income) in each of the two most recent years prior to the date hereof and is expected to be in excess of such amount in 1993, or for some other reason, or,
(b) if not an





AGREEMENT OF ACQUISITION

Accredited Investor, that Shareholder is capable of evaluating the merits and risks of Shareholder's investment in the LSI common stock to be issued pursuant to this Agreement and has the capacity to protect his own interests in connection therewith, based on Shareholder's own business and financial experience and knowledge or based on the collective business and financial experience and knowledge of Shareholder and Shareholder's independent financial advisor (i.e., a person who regularly as part of his business customarily is compensated by persons who rely upon him for investment advice and decisions and who is not directly or indirectly affiliated with or in a business relationship with LSI). Shareholder acknowledges that Shareholder is able in a business transaction such as the one contained in this Agreement to fend for himself, and that Shareholder can bear the economic risk of an investment in the LSI common stock.

              (j) INVESTIGATION. Shareholder represents that he has such sophistication in business matters that he can evaluate and does understand the relative business merits and risks of this transaction with LSI. Shareholder represents that he has had sufficient time and opportunity to ask questions of and receive answers and documents from representatives of LSI relative to its business and affairs.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF LSI

       LSI represents and warrants to the Shareholder as of the date hereof the following:

       3.1 ORGANIZATION AND GOOD STANDING. LSI is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to own its properties and conduct its business as presently conducted.

       3.2 AUTHORITY AND AUTHORIZATION. LSI has the power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and the performance of the terms and provisions hereof to be performed by LSI has been duly authorized by all requisite corporate and action by LSI. This Agreement constitutes a legal, valid, and binding obligation of LSI enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and subject to bankruptcy or other laws relating to or affecting the rights of creditors generally.

       3.3 CAPITALIZATION. The authorized Stock of LSI consists of 150,000,000 shares of Common Stock, $.001 par value per share. As of the date hereof, 15,431,950 shares of LSI Common Stock were validly issued and outstanding, fully paid and nonassessable and no other shares of LSI Stock were outstanding. All of the shares of LSI Common Stock issued in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

       3.4 CONSENTS AND APPROVAL. Except for (i) actions already taken by LSI, (ii) consents already obtained by LSI, and (iii) LSI's compliance with applicable federal and state securities laws, statutes, rules and regulations, there is no requirement applicable to LSI to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by LSI of the transactions contemplated by this Agreement.

       3.5 LITIGATION. LSI is not subject to any Litigation that might impair the ability of LSI to carry out the provisions of this Agreement.

       3.6 BROKER. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by LSI without





AGREEMENT OF ACQUISITION
the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

       3.7 NON-CONTRAVENTION. The execution, delivery and performance by LSI of this Agreement, and the other agreements contemplated hereby and thereby, will not (a) conflict with or result in a violation of any provision of the charter or bylaws of LSI or any subsidiary, (b) except as set forth on
SCHEDULE 3.7 attached hereto, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which LSI is a party or by which its respective properties or assets may be bound, which default would have a material adverse effect on the business, properties or financial condition of LSI or its subsidiaries taken as a whole, or (c) result in a violation by LSI of any statute or law or any judgment, order, decree, rule or regulation of any governmental body to which LSI is subject, which violation would have a material adverse effect on the ownership of the business, properties or financial condition of LSI or its subsidiaries taken as a whole.

       3.8 DISCLOSURE. LSI has disclosed to ERR and the Shareholder all facts material to the transaction described in this Agreement. No representation or warranty by LSI contained in this Agreement and no statement contained in any certificate, exhibit, schedule, list or other document furnished to ERR and the Shareholder contains any untrue statement of material facts or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

       3.9    SECURITIES MATTERS.  As of the date hereof and the Closing Date:

              (a) SPECULATIVE INVESTMENT. LSI acknowledges that investing in ERR common stock is speculative and involves certain risks and represents that it is prepared to bear the economic risk of such an investment.

              (b) RESTRICTED ERR STOCK. LSI acknowledges that the ERR common stock that LSI will receive in connection with the transaction described herein will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), any other federal securities laws, or any applicable state securities laws, that such securities will be characterized as "restricted securities" under the federal securities laws, and that under such laws and applicable regulations such securities cannot be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities law or an exemption therefrom or an opinion of counsel or other evidence reasonably satisfactory to counsel to ERR that such registration is not required.

              (c) INVESTMENT INTENT. LSI represents and warrants that LSI is acquiring the ERR common stock for LSI's own account, as a principal, for investment, and not with a view to, or for offer or sale for ERR or an affiliate of ERR in connection with, any distribution of all or part thereof, and LSI is not participating and does not have a participation in any such distribution or the underwriting of any such distribution, including, without limitation, such a participation with any other shareholder of ERR.

              (d) LEGEND. LSI acknowledges that the certificates representing the ERR common stock to be delivered in connection with the transaction described herein will be stamped or otherwise imprinted with a legend in such form as ERR may require with respect to restrictions on sale or transfer imposed by applicable securities laws, including, without limitation, a legend in substantially the following form:





AGREEMENT OF ACQUISITION

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED UNDER THAT SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Stop transfer instructions may be issued to the transfer agent for securities of ERR or a notation may be made in the appropriate records of ERR in connection with the ERR common stock issued in connection with this transaction.

              (e) RECEIPT OF INFORMATION. LSI hereby represents and warrants that LSI has been furnished with a copy of and carefully read all information that LSI considers necessary or appropriate for deciding whether to enter into this transaction, and accept the ERR common stock to be issued to LSI pursuant to this Agreement. LSI acknowledges that LSI has been furnished with substantial information regarding ERR and its business, properties, and financial position. LSI further represents and warrants that LSI has had an opportunity to ask questions of and receive answers from the officers of ERR regarding its operations and plan of business and the terms and conditions of this reorganization under which ERR Securities are to be issued and to obtain such additional information (to the extent ERR possesses the same or could acquire it without unreasonable effort or expense) as LSI deemed necessary to make an informed investment decision regarding acquisition of the ERR common stock.

                                   ARTICLE 4
                            COVENANTS AND AGREEMENTS

       4.1 FAIR VALUE DETERMINATION. The parties hereto agree the consideration to be exchanged shall as to each be deemed fair value without the need for independent third party appraisals.

       4.2 MANUFACTURING FACILITY AND WORKING CAPITAL. LSI agrees that it shall:

       (a) provide a manufacturing facility to ERR suitable for the manufacture of the refrigeration units using the patented process of ERR to complete orders with ERR existing on the Closing Date for refrigeration units for the fishing and shrimping industry;

       (b) provide reasonable working capital to ERR for the purpose of completing the orders with ERR existing on the Closing Date for refrigeration units for the fishing and shrimping industry; and

       (c) use its reasonable efforts to provide ongoing marketing services for the development of new markets for the refrigeration units using the patented process hold by ERR.

                                   ARTICLE 5
                                   CONDITIONS

       5.1 CONDITIONS TO LSI'S OBLIGATION TO ISSUE STOCK. The obligations of LSI to issue shares of its stock to the Stockholder is subject to the fulfillment, on or before the Closing Date, of the following condition precedent, which may be waived in writing at the sole discretion of LSI:

       (a) OCCURRENCE OF CLOSING. The Closing shall have occurred on or before April 30, 1997; and

       (b) DELIVERIES AT CLOSING. All documents required by Section 1.4(a) shall be delivered to and found acceptable by LSI.





AGREEMENT OF ACQUISITION

       5.2 CONDITIONS TO ERR AND STOCKHOLDER'S OBLIGATION TO CLOSE. The obligations of ERR and Stockholder to Close is subject to the fulfillment, on or before the Closing Date of the following:

       (a) DELIVERIES AT CLOSING. All documents required by Section 1.4(b) shall be delivered to ERR and Stockholder.

                                   ARTICLE 6
                                INDEMNIFICATION

       6.1 INDEMNIFICATION BY SHAREHOLDER. Shareholder hereby agrees to indemnify LSI and ERR (hereinafter collectively referred to in this Section 6.1 only as the "Indemnitee") and hold the Indemnitee harmless from and against any and all losses, liabilities, costs, damages, or expenses, including, without limitation, reasonable attorneys' fees and expenses, and out-of-pocket payments for taxes, penalties and interest, that any Indemnitee may incur or suffer by reason of, either directly or indirectly, the inaccuracy of any representation or warranty, or the breach of any agreement or covenant, of any of the Representing Shareholder or Shareholder or ERR contained herein, relating to claims or events arising prior to the Closing Date to which the Assets or any Indemnitee may be subject (collectively called "Losses"); PROVIDED, HOWEVER, in the event that Shareholder is found by a court of competent jurisdiction not to be liable for any representation, warranty or breach by ERR or any Shareholder, then LSI shall reimburse to Shareholder such reasonable legal costs and expenses incurred by Shareholder directly related to his defense against such claim.

       6.2 INDEMNIFICATION BY LSI. LSI hereby agrees to indemnify the Shareholder (hereinafter collectively referred to in this Section 6.2 only as the "Indemnitee") and hold the Indemnitee harmless from and against any damages that any Indemnitee may directly incur or suffer by reason of the inaccuracy of any representation or warranty, or the breach of any agreement or covenant, of LSI contained herein to which the Indemnitee may be subject.

                                   ARTICLE 7
                         TERMINATION, AMENDMENT, WAIVER

       7.1 TERMINATION. Anything contained herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned:

       (a) at any time before the Closing by either the Board of Directors of LSI or the Board of Directors of ERR if any court of competent jurisdiction in the United States or other United States governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting this reorganization; and

       (b) by the non-defaulting party if at Closing the defaulting party fails to deliver the documents required for Closing.

       In the event of termination and abandonment under this Article 8, this Agreement shall forthwith become void and there shall be no liability on the part of LSI or ERR or their respective officers and directors of Shareholder; provided, however, that the obligations pursuant to Section 8.4 respecting costs and expenses shall remain in full force and effect. No such termination shall relieve any party hereto of any liabilities for any breach of this Agreement.

       7.2 AMENDMENT. This Agreement may not be amended or supplemented except in writing signed by the parties hereto pursuant to due authorization





AGREEMENT OF ACQUISITION
by each party's Board of Directors in accordance with each party's Bylaws and other governing rules and regulations.

                                   ARTICLE 8
                                 MISCELLANEOUS

       8.1 NOTICE. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecommunications) and delivered personally or sent by telecopy or other wire transmission (with request for assurance in a manner typical with respect to communications of that type), Federal Express or other overnight air courier (postage prepaid), registered or certified mail (postage prepaid with return receipt requested), addressed to the parties at such addresses as stated next to their signatures hereinbelow, or such other address of which such party or parties may give written notice to the other parties to this Agreement. Unless otherwise specified herein, such notices or other communications shall be deemed received: (a) on the date delivered, if delivered personally or by wire transmission; (b) three (3) business days after mailing, (c) one (1) day after deposit with an overnight air courier; or (d) on the date of receipt, if sent by registered or certified mail, return receipt requested.

       8.2 SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement will inure to the benefit of the parties and will be binding upon their respective heirs, legal representatives, successors and permitted assigns.

       8.3    ENTIRE AGREEMENT; ATTACHMENTS.

       (a) This Agreement, all Schedules and exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements, and all contemporaneous oral negotiations, commitments and understandings between such parties except as expressly provided herein.

       (b) If the provisions of any Schedule or exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. Any reference in this Agreement to a specific Section shall also be deemed a reference to that portion of the Schedules and other documents referenced herein relating to such Section.

       8.4 EXPENSES. Except as otherwise expressly provided herein, LSI, ERR and the Shareholder shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

       8.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without reference to conflicts of laws rules or principles.

       8.6 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

       8.7 INVALID PROVISIONS. It is the intent of the parties that the provisions hereof shall, to the fullest extent permissible under the law and consistent with public policy, be enforced and that the unenforceability (or the modification necessary to conform with such law and public policy) of any provision hereof shall not be deemed to render unenforceable any other provision hereof. Accordingly, if any provision hereof shall be adjudicated to be invalid





AGREEMENT OF ACQUISITION
or unenforceable in any action or proceeding in which any of the Shareholder or their respective heirs, executors or administrators and ERR or the successors or assigns of ERR are parties, whether in its entirety or as modified as to duration, customers, employees or otherwise, then such part shall be deemed deleted or amended, as the case may be, from this Agreement in order to render the remainder hereof both valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.

       8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

       8.9 SURVIVAL. All representations and warranties and all obligations of the parties hereunder required to be performed after the closing shall survive the Closing.

       8.10 ASSIGNMENT. Neither party hereto shall assign this Agreement or any rights, obligations or duties hereunder without first obtaining the written consent of the other party.

       8.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

       8.12 DRAFTING. No provision of this Agreement shall be interpreted for or against either party hereto on the basis that such party was the draftsman of such provision, both parties having participated equally in the drafting hereof.

       8.13 LEGAL COUNSEL. ERR and Shareholder each acknowledge that counsel to LSI has not, either directly or indirectly undertaken to represent either of them or provide them legal or business advise with respect to the transactions contemplated by this Agreement.

       8.14 ALTERNATE DISPUTE RESOLUTION. In the event of a dispute between the parties hereto arising out of or related to this Agreement (the "Dispute"), the parties agree to utilize the procedures specified in Attachment I hereto (the "Procedure"), except when otherwise modified by written agreement of the parties at the time the dispute arises.

       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                           LONE STAR INTERNATIONAL ENERGY, INC.
                                           200 Palo Pinto, Suite 108
                                           Weatherford, Texas  76086



                                   By:     /s/ CECIL E. JUSTICE
                                           -------------------------------------
                                           Cecil E. Justice, President


                                           ENERGY RECLAIM REFRIGERATION, INC.
                                           Grant Road, Building 528
                                           Mineral Wells, Texas  76068



                                   By:     /s/ CALVIN D. CLINE
                                           -------------------------------------
                                           Calvin D. Cline, President



                                           /s/ CALVIN D. CLINE
                                           -------------------------------------
                                           Calvin D. Cline, individually





AGREEMENT OF ACQUISITION
PAGE 18